PROMISSORY NOTE


$   335,101.00           Las Vegas, Nevada                      October 11, 2001
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         For valuable consideration, PACIFIC PROPERTIES & DEVELOPMENT LLC,
("Promisor"), does hereby promise to pay to the order of OneCap ("Promisee") the principal sum of Three Hundred Thirty-Five Thousand, One Hundred One and no/100 dollars ($335,101.00) together with interest thereon, from date, at the rate of twelve (12%) per annum. Interest only shall be paid on the first day of the calendar month next succeeding the date hereof and on the first day of each succeeding month until this Note is paid in full. The principal balance of this Note shall be due and payable on the date one (1) year after the date hereof. All payments shall be applied first to interest on the unpaid principal and then to principal.

         Both principal and interest are payable at the office of Promisee, in Las Vegas, Nevada, or at such place as the holder hereof may from time to time designate in writing. Promisor may prepay this Note in full or in part without premium or penalty.

         Should Promisor default in the performance of any obligation contained herein or any guaranty hereof, the whole sum of principal and interest hereunder shall, without notice, immediately become due at the option of the holder hereof.

         In the event of default under this Note or the Deed of Trust or any other instrument securing this Note, interest shall be payable on the whole of the sum outstanding at the rate of eighteen percent (18%) per anum (the "Agreed Rate") for the duration of such default, whether or not the holder hereof has exercised its option to accelerate the maturity of this Note and declare the entire unpaid principal indebtedness due and payable.

         Promisor and all others who may become liable for the payment of all or any part of this obligation do hereby severally waive presentment for payment, protest and demand, notice of protest, demand and dishonor, and nonpayment of this Note and expressly agree that the maturity of this Note or any payment hereunder may be extended from time to time, at the option of the holder hereof, without in any way affecting the liability of each. Promisor agrees that the holder hereof may release all or part of the security for the payment thereof or

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release any party liable for this obligation. Any such extension or release may be made without notice to any of the parties and without discharging their liability.

         Promisor promises to pay all costs incurred in collection and/or enforcement of this Note or any part thereof or otherwise in connection herewith, including, but not limited to, reasonable attorneys' fees, and in the event of court action, all costs and such additional sums and attorneys' fees as the court may adjudge reasonable.

         The obligations of any party liable for the payment of all or any part of this obligation shall be joint and several.

         If any term, provision, covenant or condition of this Note, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Note and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Note.

         By the acceptance of this Note, Promisee acknowledges and agrees that this Note and any guaranty given in connection herewith are not securities delivered pursuant to a public offering. Notwithstanding the foregoing, by acceptance of this Note, Promisee also represents and warrants that Promisee is an "accredited investor" pursuant to the federal securities laws if such qualification has any relevance.


                                   PACIFIC PROPERTIES & DEVELOPMENT LLC

                                   By: /s/
                                      ----------------------------------------
                                        Mark Tomlinson, Executive Vice President